Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Heritage Financial Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Seattle, Washington

May 3, 2013